We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 17, 1996, in the Registration Statement (Form SB-1, Amendment No. 2, No. 333-20709 and related Prospectus of Transition Analysis Component Technology, Inc. for the registration of 498,447 shares of its common stock.


                                             Ernst & Young LLP


White Plains, New York
June 25, 1997